Master-Feeder Structure

	Proposals 1, 2 & 3 passed on May 14, 2001
	Proposal 4 passed on July 16, 2001

				FINAL Proxy Results - ML U.S. Treasury Money Fund
				1st Meeting Date: May 14, 2001
				2nd Meeting Date: June 18, 2001
				3rd Meeting Date: July 16, 2001
				Record Date: March 15, 2001
				As of: July 16, 2001

							Units Voted

				Votes Needed
		Shares Needed	Outstanding	50% +1				Broker	Total Units
		To Pass	Shares	of Shares Voted	For	Against	Abstain	Non-Vote	Voted

4)	To change the Investment Restrictions:
	Real Estate	-334,011	42,608,204	21,304,103	21,638,114	5,649,026	676,885	8,724,598	36,688,623
	Underwriting of Securities	-334,011	42,608,204	21,304,103	21,638,114	5,649,026	676,885	8,724,598	36,688,623
	Borrowing	-188,280	42,608,204	21,304,103	21,492,383	5,794,757	676,885	8,724,598	36,688,623
	Commodities	-188,280	42,608,204	21,304,103	21,492,383	5,794,757	676,885	8,724,598	36,688,623
	Lending	-334,011	42,608,204	21,304,103	21,638,114	5,649,026	676,885	8,724,598	36,688,623
	Diversification	-316,638	42,608,204	21,304,103	21,620,741	5,666,399	676,885	8,724,598	36,688,623
	Industry Concentration	-334,011	42,608,204	21,304,103	21,638,114	5,649,026	676,885	8,724,598	36,688,623
	Senior Securities	-334,011	42,608,204	21,304,103	21,638,114	5,649,026	676,885	8,724,598	36,688,623
	Short Sales	-333,948	42,608,204	21,304,103	21,638,051	5,649,089	676,885	8,724,598	36,688,623
	Margin	-333,948	42,608,204	21,304,103	21,638,051	5,649,089	676,885	8,724,598	36,688,623
	Puts and Calls	-316,638	42,608,204	21,304,103	21,620,741	5,666,399	676,885	8,724,598	36,688,623
	Securities Lending	-316,638	42,608,204	21,304,103	21,620,741	5,666,399	676,885	8,724,598	36,688,623
	Securities Other Than Described in	-333,948	42,608,204	21,304,103	21,638,051	5,649,089	676,885	8,724,598	36,688,623
	Propectus Under "Investment Objective
	and Policies"
	Transfer Security for Indebtedness	-334,011	42,608,204	21,304,103	21,638,114	5,649,026	676,885	8,724,598	36,688,623

	The quorum consists of the majority of the shares entitled to vote at the Meeting.
	Proposal 4 requires the affirmative vote of the lesser of (1) 67% of the shares represented at the Meeting at which more than 50% of the Fund's outstanding shares are represented
	or (2) more than 50% of the Fund's outstanding shares

Last Updated on 01/29/2002
By MLMAG